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EXHIBIT 10.6

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AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT OF

DAVID M. LOFLIN

This shall constitute Amendment No. 1 to that certain Employment Agreement (the "Employment Agreement"), dated June 1, 1999, by and between USURF America, Inc., a Nevada corporation ("Employer"), and David M. Loflin ("Employee").

WHEREAS, Employer has entered into a Securities Purchase Agreement (the "Purchase Agreement") with Evergreen Investments, LLC ("Purchaser"); and

WHEREAS, as a condition precedent to Purchaser's obligations under the Purchase Agreement, Employee shall have agreed to cease serving Employer as President, become Chairman of the Board of Employer, shorten the term of the Employment Agreement to six months and waive the payment by Employer of Employee's accrued and unpaid salary; and

WHEREAS, as a condition precedent to Purchaser's obligations under the Purchase Agreement, Employee and Employer are required to enter into an amendment to the Employment Agreement that reflects the changes to the Employment Agreement described in the foregoing paragraph; and

WHEREAS, Employee is willing to continue to be employed by Employer on the terms, covenants and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I. AMENDMENTS TO EMPLOYMENT AGREEMENT

In consideration of Employer's payment to Employee described in Section IV below, Employee agrees to the amendments to the Employment Agreement described in this Section:

A. Section I, Employment of Employee, of the Employment Agreement is deleted in its entirety and replaced with the following:

"Employer hereby employs, engages and hires Employee as Chairman of the Board of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

Employee shall devote such time as may be necessary to perform fully his duties as Chairman of the Board of Employer."

B. Section VII, Subparagraph (A), Term, of the Employment Agreement is deleted in its entirety and replaced with the following:

"The term of this Agreement shall be a period of six months, commencing on April 15, 2002. At the expiration date, the Employment Agreement may be renewed for a period of up to six months, at the sole discretion of the Board of Directors of Employer."

In all other respects, the Employment Agreement is ratified and affirmed.

SECTION II. ACCRUED SALARY OF EMPLOYEE

In consideration of Employer's payment to Employee described in Section IV below, Employee hereby releases Employer from its obligation to pay any and all accrued and unpaid salary owed to Employee through the date hereof and waives any and all rights to the payment thereof.

SECTION III. RESTRICTION ON SALES OF STOCK BY EMPLOYEE

In consideration of Employer's payment to Employee described in Section IV below, Employee agrees that, with respect to the shares of common stock of Employer owned by him as of the date immediately preceding the date hereof, he shall, for the one-year period immediately following the date hereof, comply with the provisions of Rule 144 of the Securities and Exchange Commission.

SECTION IV. PAYMENT TO EMPLOYEE

In consideration of Employee's agreeing to the provisions contained in Sections I, II and III hereof, Employer shall, on the date of the closing under the Purchase Agreement, deliver to Employee 2,000,000 shares of Employer's common stock. Employee agrees that, for the one-year period immediately following the date hereof, he shall not sell or otherwise transfer any of the shares to be delivered to him hereunder, without the prior written consent of Employer. In further consideration of Employee's agreeing to the foregoing restriction on transfer, Employer agrees that it shall not implement a reverse split of its outstanding common stock at any time during the 18-month period immediately following the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Employment Agreement of David M. Loflin as of the 8th day of April, 2002.

EMPLOYER:

USURF AMERICA, INC.

By: /s/ WADDELL D. LOFLIN

Waddell D. Loflin

Vice President

EMPLOYEE:

/s/ DAVID M. LOFLIN

David M. Loflin